E-10
Exhibit No. 12
Form 10-SB
Amendment No. 1
BUI, Inc.
File No. 0-26917

                  Benefit and Service Agreement

     This AGREEMENT, entered into this 19th day of January, 1999, by and between United Buyers Advantage, Inc. (hereinafter referred to as "UBA") and Buyers United International, Inc.
(hereinafter referred to as "CLIENT').

     WHEREAS. UBA has developed a 'variety of Programs (UBA
Programs) which include a variety of money saving benefits and services. The Benefits and Services included in the UBA Programs are listed in Schedule A of this Agreement.

     WHEREAS, CLIENT wishes to provide one or more of the UBA
Programs to CLIENT's Customers and members (collectively
"Members") under the control and direction of UBA follows:

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, it is agreed as

     1. DUTIES OF CLIENT. UBA hereby authorizes CLIENT to provide the UBA Programs its Members using such methods and in such geographic areas as approved by UBA and CLIENT hereby accepts such authorization, for the purpose of providing the UBA Programs to its Members subject to the following conditions, representations and warranties, each of which is material.
          a. CLIENT covenants and agrees that it shall not use written materials or scripts, other than those authorized by UBA, in connection with the UBA Programs, nor will CLIENT make any representations or warranties not specifically authorized by UBA or its designee.
          b. CLIENT will pay the appropriate fees, for each enrolled Member, as stated in Schedule B of this Agreement,

          c. CLIENT covenants and agrees that during the term of this agreement. neither it nor any affiliate or related entity. Will contact or use a benefit supplier in the UBA Program as a benefit supplier to its Members. That applies to any individual benefit or service that UBA provides. The only exception is with UBA approval, which must be communicated in writing.

     2.     DUTIES OF UBA

          a. UBA will provide Customer Service lines for CLIENT's Members to utilize for additional information on the UBA
Programs, enrollment in the UBA Programs or implementation of one or more of the benefits or services included in the UBA Programs.

          B. UBA will pay CLIENT a fee calculated in accordance with the terms arid conditions outlined in Schedule A and Schedule B, attached to this Agreement and incorporated by reference herein.

     3.     WARRANTIES AND GUARANTEES

          a. The benefits and services offered through the UBA Programs are provided directly by independent benefit and service providers and UBA does not warrant or guarantee any of the benefits or services provided in the UBA Programs. Any warranties or, guarantees or representations provided are those of the individual benefit and\or service providers and not UBA.

          b. It is understood by CLIENT that the benefits and services included in the UBA Programs are based upon agreements made between UBA and certain benefit and service providers ("Provider Agreements"). During the term of this Agreement, certain Provider Agreements may be terminated or altered. UBA shall give CLIENT written notice of any benefit or service being eliminated or altered, not less than thirty (30) days prior to the effective date of these changes. If a benefit or service is terminated or altered, UBA shall, on a best efforts basis, replace the altered or terminated benefit or service with a comparable benefit or service.

     4.   TERM AND TERMINATION

          a. The term of this Agreement is for one (1) years and shall automatically renew on a yearly basis, unless CLIENT or UBA provides the other party with written notice within ninety
(90) days of tile annual anniversary of this Agreement.

          b. Either party shall have the right to terminate this Agreement if the other party is in material breach of this Agreement and fails after thirty (30) days written notice to cure any such breach.

          c. If termination of this Agreement occurs, pursuant to the terms set forth in paragraph 4(a) of this Agreement, the termination shall not affect the obligation of UBA to service the balance of the Members enrolled in the UBA Programs pursuant to paragraph 2, as long as all appropriate enrollment fees are paid up to date and CLIENT is not in breach of this Agreement. If CLIENT is in breach of this Agreement, all services due and owing CLIENT may cease immediately and CLIENT will be liable for all consequential damages.

          d. In the event either party wishes to exercise its right to terminate this agreement pursuant to this paragraph, notice to terminate must be made pursuant to paragraph 8 of this Agreement.

     5.   ASSIGNMENT.

          a.   Either party may assign this Agreement;

               i. To an affiliate so long as such affiliate assumes the obligations hereunder, or;

                ii. In connection with a merger or consolidation involving either party or a sale of all or substantially all of either party's assets to the surviving company or purchaser as the case may be, so long as such assignee assumes the obligations of the appropriate party hereunder.

     6.   CONFIDENTIALITY AND PROPRIETARY INTERESTS

          a. UBA agrees that during the term of this Agreement and any time thereafter, CLIENT's customer lists shall remain the sole property of CLIENT arid cannot be utilized for any other UBA or UBA successor's internal promotions, list enhancements or other list promotions by other companies without the written permission of CLIENT.

          b. CLIENT agrees that all sales materials provided to CLIENT or modified for CLIENT by UBA are and remain the property of UBA and may not be used by CLIENT without express written authorization of UBA. CLIENT further agrees to return or destroy all such materials at the request of UBA or upon termination of this Agreement.

          C. CLIENT agrees that CLIENT may not gain any proprietary interest or right in any UBA benefit or service provider in the UBA Programs. CLIENT further grants UBA the exclusive right to provide CLIENT with the benefits arid services in the UBA Programs during the term of this Agreement. Furthermore if CLIENT attempts to contact any benefit or service provider or do business with any benefit or service provider that UBA uses to provide the benefits and service, including but not limited to the individual local providers, in the UBA Programs, without receiving express written permission from UBA, UBA may terminate this Agreement and CLIENT will be liable for all consequential damages.

     7. ENTIRE AGREEMENT. This Agreement together with Schedule A and Schedule B attached, represents the entire understanding of the parties with respect to its subject matter and supersedes all previous discussion and correspondence with respect thereto, and no representations, warranties or Agreement, express or implied, of any kind with respect to such subject matter have been made by either party to the other.

     8. NOTICES. Any notice to be given to UBA and CLIENT shall be in writing and shall be deemed to have been given on the same day as mailed by certified mail, postage pre-paid, return receipt requested, addressed to the respective parties as follows, unless and until either party notifies the other in writing of a different address:

IF TO UBA:
                                    United Buyers Advantage,
                                    Inc.
                                    11336 Wiles Rd.
                                    Coral Springs, FL 33076

IF TO CLIENT:
                                    Buyers United International,
Inc.
                                    66 East Wadsworth Park Dr.
                                    Draper, UT  88020

      9. GOVERNING LAW. Disagreement and all questions as to interpretations, performance and enforcement and the rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of Florida. Should any provision contained in this Agreement violate the laws of any State in which this Agreement is to be performed, that provision shall be deemed void to the extent it is so violated without invalidating any other provision contained herein. Parties mutually and knowingly agree that any suit arising out of or relating this Agreement shall be filed and adjudicated by a court in Broward County, in the State of Florida.
IN WITNESS WHEREOF, the parties have hereunto executed this

Agreement the day and year first above written,

Witness                       United Buyers Advantage, Inc. By

/s/                           By /s/ William R. Beccker, VP

                              Name & Title (Print)

Witness                       CLIENT

/s/                           By /s/ Paul Jarman, VP

                              Name & Title (Print)

                           SCHEDULE A

The  following benefits and services an included In the UBA Value
Added Program.

Discount Shopping Network
Discount Dining
Discount Travel Service*
Discount Car Rentals
FREE New Car Pricing
FREE Used Car Pricing
Discount New Car Buying Service
Discount Real Estate Service
Discount Moving Service
Discount Mortgage Service
FREE Mortgage Acceleration Printout
Investment and Retirement Services
FREE Financial Needs Analysis

* Includes $300 in Travel Cash Back Coupons

The  following  benefits  and services an  included  In  the  UBA
Consumer Plus Program.

Discount Shopping Network
Discount Dining
Discount Travel Service*
Discount Car Rentals
FREE New Car Pricing
FREE Used Car Pricing
Discount New Car Buying Service
Discount Real Estate Service
Discount Moving Service
Discount Mortgage Service
FREE Mortgage Acceleration Printout
Investment and Retirement Services
FREE Financial Needs Analysis
Grocery Coupon Program**
     Discount Movie Tickets
     Discount Amusement Park Tickets
Discount Legal Program
***Hotel/Motel Program
     Discount Rental Car Program
      Discount Condo Program
** *Golf Program
     Discount Golf Travel Packages
     Driving Range Discounts
* Includes $600 in Travel Cash Back Coupons
** Includes $500 in Grocery Coupon Certificates
***The Member has a choice of either the Hotel/Motel Program or the Golf Program for FREE. If the Member would like both, there will be a $19.95 printing and handling fee for the directory and membership card.

The following benefits and service, are included in the UBA
Health Plus Program.

Discount Shopping Network
Discount Dining
Discount Travel Service*
Discount Car Rentals
FREE New Car Pricing
FREE Used Car Pricing
Discount New Car Buying Service
Discount Real Estate Service
Discount Moving Service
Discount Mortgage Service
FREE Mortgage Acceleration Printout
Investment and Retirement Services
FREE Financial Needs Analysis
FREE Health Insurance Analysis
Discount Mail Order Pharmacy
Discount vision Service
Discount Chiropractic
Discount Dental Program


* Includes $600 in Travel Cash flack Coupons

                           SCHEDULE B

                   VALUE-ADDED PROGRAM PRICING

I. Pricing: Pursuant to the following terms and conditions, CLIENT will pay the following fees per and enrolled in the UBA
Programs, each year.

Type of
Program        Benefits & Services           Cost Per Member
Value Added         Listed in Schedule A          $.50 per Member
per month

Consumer Plus                      "    $9.95 per New Member
enrolled, plus $2.95
 (Monthly)                          per month per Active Member

Consumer Plus                       "   $29.95 per New Member
enrolled
(Annual)

Health Plus                         "   $9.95 per New
Member enrolled, plus $4.95
(Monthly)                          per month per Active Member

Health Plus                             "    $49.95 per New
Member enrolled
(Annual)

     a.    The  above mentioned fees represents Member enrollment
in  the  UBA  Programs  arid computer  system  according  to  UBA
computer   specifications.  THIS  DOES  NOT'  INCLUDE   printing,
shipping, postage or handling charges.

2          Initial payment Terms: CLIENT shall pay for and enroll
its Members in the following manner:

     a.     CLIENT  shall  pay  $3,000  upon  execution  of  this
Agreement  and  an  additional 3,000 within 30 days.  The  $6,000 shall be used towards the fees described in this Agreement.

3. Membership Enrollment and Payments: In order to enroll its Members, CLIENT must follow the following procedures:

     a. MONTHLY NEW MEMBERS and PAYMENT: CLIENT shall provide UBA with the information listed below on each New Member being enrolled in the UBA Programs. The frequency of New Member enrollment shall be determined by CLIENT and UBA, based upon volume. CLIENT shall also at the same time, wire to UBA the fees outlined in paragraph 1 above per New Monthly Member enrolled in the UBA Programs. These Members will have access to the UBA Programs for one (1) month.



-     Member Name
-Address
-     Phone Number
-     Social security # or Unique Membership #

     b. GROUP ASSIGNMENT: All New Members enrolled in the UBA Programs will be assigned to a group, according to the date USA receives the New Member enrollment information as outlined above. The group assignments are outlined in the schedule below. The group that a New Member is assigned to shall determine the future monthly billings of that New Member:

     Date           Group
     1st - 7th      A
     8th- 14th      B
     15th- 21st     C
     22nd- 31st     D

     C. GROUP BILLING: Each week CLIENT shall also provide UBA with a list of Members that WILL NOT have access to the UBA Programs the following month (Terminated Members). UBA shall determine which group the Terminated Members are in and delete the Terminated Members from the file. The balance of the Membership remaining are considered Active Members. UBA shall bill CLIENT, via fax, the fees outlined in paragraph 1 above for each Active Member, according to the following schedule below. Within 48 hours of receiving the bill via fax, CLIENT shall wire the Active Member fees to UBA This will entitle the Active Members to have access to the UBA Programs for an additional month.

     Dates          Group    Billing Date
     1st -7th       A         8th
     8th- 14th      B         15th
     15th- 21st     C         22nd
     22nd- 31st     D         1st

4. Annual Membership Enrollment and Payments: In order to enroll its Members, CLIENT must follow the following procedures:

     a. New Members arid Payment: CLIENT shall provide UBA with the information listed below, according to the UBA computer specifications required, on each New Member being enrolled in the UBA Program. The frequency of New Member enrollment shall be determined by CLIENT and UBA, based upon volume. CLIENT shall also at the same time, wire to UBA the lees outlined in section 1 above for each New Annual Member enrolled in the UBA Program. All New Members enrolled prior to the 15th Of the month shall have access to the UBA Program for the following twelve (12) month period commencing on the 1st of the month following enrollment of the New Member by CLIENT.



Required Enrollment Information

-     Member Name
-     Address
- Mailing Address
-Phone Number
-Social security # or Unique Membership #

     b. Group Assignment: All New Members enrolled in the UBA Programs will be assigned to a group, according to the date UBA receives the New Member enrollment information, as outlined above. The group that a New Member is assigned to shall determine the date when a Member's Renewal fees are due. An example of the group assignments are outlined in the schedule below.

Enrollment Dates                   Group
04/16/98-05/15/98                  06/98
05/l6/98- 06/I5/98                 07/98
06/16/98-07/15/98                  08/98
07/16/98-08/15/98                  09/98
08/16/98-09/l5/93                  10/98
09/16/98-10/l5/98                  11/98
10/16/98-11/15/98                  12/98
11/16/98-12/15/98                  01/99

     C. GROUP RENEWAL BILLING: CLIENT shall periodically provide UBA with a list of Members that WILL NOT have access to the UBA Program the following year (Terminated Members). UBA shall determine which group the Terminated Members are from and delete those Members from the appropriate Group Billing file. The balance of the Members remaining are considered Active Members. On the 1st day of the 11th month of a Member being enrolled in the UBA Program, UBA shall provide CLIENT with a list of Active Members that UBA intends on renewing their access to the UBA Program for an additional 12 months. CLIENT shall have until the 10th of the month, to provide UBA with any additional Terminated Members. On the 15th of the month UBA shall provide CLIENT with a final reconciliation of all Active Members to be renewed for an additional 12 months, accompanied with a bill. CLIENT shall wire the Renewal fees to UBA within 48 hours of receiving the Group renewal bill from UBA. All Group Members renewed according to the terms described in this paragraph, shall have access to the UBA Program for an additional twelve (12) month period, commencing on the 1st of the month following the renewal payment. This procedure is followed each annual renewal period. An example of how the group billing will work is outlined in the schedule below,

Group     1st Notification           Client Reconciliation
Renewal Group Billing
06/98     05/01/99       05/10/99            05/15/99
07/98     06/01/99       06/10/99            06/15/99
08/98     07/01/99       07/10/99            07/15/99
09/98     08/01/99       08/10/99            08/15/99
10/98     09/01/99       09/10/99            09/15/99
11/98     10/01/99       10/10/99            10/15/99
12/98     11/01/99       11/10/99            11/15/99
06/98     12/01/99       12/10/99            12/15/99

For example: If CLIENT enrolled 1,000 New Members between 05/01/98 and 5/15/98, those Members would be assigned to group 06/98. During the next 11 months 100 Members were terminated by CLIENT. UBA would provide CLIENT a computer generated file on 05/01/99 (1st Notification), which would include a listing of the 900 renewable Members that UBA had on file that were due to be renewed for the following 12 months and the amount due. On 05/10/99, CLIENT notifies UBA of another 100 Members that CLIENT wishes to terminate (Client Reconciliation). On 05/15/99, UBA will provide a Renewal Group Billing which would include 800 billable Members and the fee due. These fees will be wired to UBA within 48 hours of receiving the Renewal Group Billing. The renewing members will have access to the UBA Program from 06/01/99 through 06/01/00.